 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-278861
PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED MAY 1, 2024)
JAGUAR HEALTH, INC.
Up to $75,000,000 Shares of Common Stock
We have entered into a sales agreement, dated December 10, 2021, as amended on February 2, 2022 and May 23, 2024 (the “ATM Agreement”), with Ladenburg Thalmann & Co. Inc. (“Ladenburg”) relating to shares of our voting common stock, par value $0.0001 per share (“Common Stock”). In accordance with the terms of the ATM Agreement, we may offer and sell shares of our Common Stock from time to time through Ladenburg. The amount offered under this prospectus supplement and the accompanying prospectus is in addition to the approximately $71.8 million previously sold under the ATM Agreement pursuant to our expiring registration statement on Form S-3 (File No. 333-261283) filed with the U.S. Securities and Exchange Commission (“SEC”) on November 22, 2021 and declared effective on December 3, 2021 and the related prospectus supplement, dated December 10, 2021, as amended by Supplement No. 1 to the prospectus supplement, dated February 2, 2022, and Supplement No. 2 to the prospectus supplement, dated April 2, 2024, and prospectus dated December 3, 2021 (the “Prior Registration Statement”).
Our Common Stock is listed on the Nasdaq Capital Market under the symbol “JAGX.” On May 15, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $15.30 per share.
As of May 3, 2024, the aggregate market value of our voting and non-voting common equity held by non-affiliates was approximately $93.3 million, which was calculated based on 4,889,226 shares of outstanding common stock held by non-affiliates and a closing price per share of $19.08 on May 3, 2024. As a result, our public float has increased above $75.0 million and we are no longer subject to the limitations contained in General Instruction I.B.6. of Form S-3 as of the date of this prospectus supplement. If we become subject to the offering limits in General Instruction I.B.6 of Form S-3 in the future, we will file another prospectus supplement.
Sales of our Common Stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). If authorized by us in writing, Ladenburg may also sell shares of our common stock in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. Ladenburg is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Ladenburg and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
We will pay Ladenburg a commission equal to 3% of the gross sales price per share of common stock issued by us and sold through it as our sales agent under the ATM Agreement. In connection with the sale of the common stock on our behalf, Ladenburg will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Ladenburg will be deemed to be underwriting commissions or discounts.
Investing in our Common Stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page S-8 of this prospectus supplement under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
LADENBURG THALMANN
The date of this prospectus supplement is May 23, 2024

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus dated May 1, 2024 are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our common stock through Ladenburg. These sales, if any, will be made pursuant to the terms of the ATM Agreement, a copy of which is incorporated by reference into this prospectus supplement.
We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free-writing prospectus is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus or any related free-writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. You should read this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus supplement. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell securities in any jurisdiction where the offer or sale is not permitted.
Unless the context otherwise requires, references in this prospectus supplement to “Jaguar,” the “Company,” “we,” “us,” and “our” refer to Jaguar Health, Inc.
Jaguar Health, our logo, Napo Pharmaceuticals, Napo Therapeutics, Mytesi, Equilevia, Canalevia, Canalevia-CA1, Canalevia-CA2, and Neonorm are our trademarks that are used in this prospectus supplement. This prospectus supplement also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the ©, ® or ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

PROSPECTUS SUPPLEMENT SUMMARY
The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus supplement and in the accompanying prospectus. We urge you to read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the section entitled “Risk Factors” and the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC.
Overview
Jaguar is a commercial-stage pharmaceuticals company focused on developing novel proprietary prescription medicines sustainably derived from plants from rainforest areas for people and animals with gastrointestinal (“GI”) distress. Jaguar family company Napo Pharmaceuticals, Inc. (“Napo”) focuses on developing and commercializing human prescription pharmaceuticals for essential supportive care and managing neglected gastrointestinal symptoms across multiple complicated disease states. Napo’s crofelemer drug product candidate is the subject of the OnTarget study, a pivotal Phase 3 clinical trial for prophylaxis (prevention) of diarrhea in adult cancer patients receiving targeted therapy with or without standard chemotherapy, an indication we also refer to as preventive treatment of chemotherapy-induced overactive bowel (“CIOB”)-which includes symptoms such as chronic and/or episodic debilitating diarrhea (loose and/or watery stools), urgency, bowel incontinence and abdominal pain and discomfort. Jaguar family company Napo Therapeutics, S.p.A is an Italian corporation Jaguar established in Milan, Italy in 2021 focused on expanding crofelemer access in Europe, specifically for orphan and/or rare diseases. Jaguar Animal Health is a Jaguar tradename. Magdalena Biosciences, a joint venture formed by Jaguar and Filament Health Corp. with funding from One Small Plant Capital LLC that emerged from Jaguar’s Entheogen Therapeutics Initiative (“ETI”), is focused on developing novel prescription medicines derived from plants for mental health indications.
Jaguar was founded in San Francisco, California, as a Delaware corporation on June 6, 2013 (“inception”). The Company was a majority-owned subsidiary of Napo until the close of the Company’s initial public offering on May 18, 2015. The Company was formed to develop and commercialize first-in-class prescription and non-prescription products for companion animals.
On July 31, 2017, Jaguar completed a merger with Napo pursuant to the Agreement and Plan of Merger dated March 31, 2017, by and among Jaguar, Napo, Napo Acquisition Corporation (“Merger Sub”), and Napo’s representative (the “Merger Agreement”). In accordance with the terms of the Merger Agreement, upon the completion of the merger, Merger Sub merged with and into Napo, with Napo surviving as the wholly owned subsidiary (the “Merger” or “Napo Merger”). Immediately following the Merger, Jaguar changed its name from “Jaguar Animal Health, Inc.” to “Jaguar Health, Inc.” Napo now operates as a wholly owned subsidiary of Jaguar focused on human health, including the ongoing development of crofelemer and commercialization of Mytesi.
Crofelemer is a novel, first-in-class anti-secretory antidiarrheal drug that has a normalizing effect on electrolyte and fluid balance in the gut, and this mechanism of action has the potential to benefit multiple disorders that cause gastrointestinal distress, including diarrhea and abdominal discomfort. Crofelemer is in development for multiple possible follow-on indications, including for our lead Phase 3 program in cancer therapy-related diarrhea (“CTD”), investigating prophylaxis of diarrhea related to targeted therapy with or without standard chemotherapy. Crofelemer delayed-release tablets are also being evaluated in diarrhea-predominant irritable bowel syndrome (“IBS-D”) and being evaluated for chronic idiopathic/functional diarrhea. Crofelemer powder for oral solution is being developed to support orphan or rare disease indications for adults with SBS with intestinal failure and for pediatric microvillus inclusion disease (“MVID”) patients. In addition, a second-generation proprietary anti-secretory antidiarrheal drug (“NP-300”) is in development for symptomatic relief and treatment of moderate-to-severe diarrhea, with or without concomitant antimicrobial therapy, from bacterial, viral, and parasitic infections, including Vibrio cholerae, the bacterium that causes cholera. This program is being pursued with the potential targeted incentive from the US Food and Drug Administration (“FDA”) for a tropical disease priority review voucher.

Napo’s marketed drug Mytesi, crofelemer 125 mg delayed-release tablets, is a first-in-class oral botanical drug product approved by the FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. To date, this is the only oral plant-based botanical prescription medicine approved under the FDA’s Botanical Guidance. The Company’s Canalevia-CA, crofelemer delayed-release tablets drug, is the first and only oral plant-based prescription product that is FDA conditionally approved to treat chemotherapy-induced diarrhea (“CID”) in dogs.
In the field of animal health, we are continuing limited activities related to developing and commercializing first-in-class gastrointestinal products for dogs, dairy calves, and foals. In December 2021, we received conditional approval from the FDA to market Canalevia-CA1 (crofelemer delayed-release tablets), our oral plant-based prescription drug and the only available veterinary drug for the treatment of CID in dogs, and Canalevia-CA1 is now available to multiple leading veterinary distributors in the US, including Chewy. Canalevia-CA1 is a tablet given orally and can be prescribed for home treatment of CID. The FDA conditionally approves Canalevia-CA1 under application number 141-552. Conditional approval allows for product commercialization while Jaguar Animal Health continues to collect the substantial evidence of effectiveness required for full approval. We have received a Minor Use in a Major Species (“MUMS”) designation from the FDA for Canalevia-CA1 to treat CID in dogs. FDA has established a “small number” threshold for minor use in each of the seven major species covered by the MUMS Act. The small number threshold is currently 80,000 for dogs, representing the largest number of dogs that can be affected by a disease or condition over the course of a year and still have the use qualify as a minor use.
Our management team has significant experience in gastrointestinal product development for both humans and animals. Napo was founded more than 30 years ago to perform drug discovery and development by leveraging the knowledge of traditional healers working in rainforest areas. Ten Jaguar and Napo team members have been together for more than 15 years. Dr. Steven King, our chief sustainable supply, ethnobotanical researcher, and intellectual property officer, and Lisa Conte, our founder, president, and CEO, have worked together for over 30 years. We have buttressed the early founding team with the expertise and experiences of team members like Dr. Darlene Horton and Dr. Karen Brunke to support the Napo and Jaguar family’s continued development and commercialization activities. We have assembled an impressive group of scientific advisory board (“SAB”) members who work closely with the Chair of Jaguar’s Scientific Advisory Board, Dr. Pravin Chaturvedi, who also serves as the Chief Scientific Officer (“CSO”) of Jaguar. Together, these dedicated personnel successfully transformed crofelemer, extracted from trees growing in the rainforest, to Mytesi and Canalevia-CA1, natural, sustainably harvested, FDA-approved drugs.
We believe Jaguar is poised to realize a number of synergistic, value-adding benefits-an expanded pipeline of potential blockbuster human follow-on indications of crofelemer, and a second-generation anti-secretory agent-upon which to build global partnerships. Jaguar, through Napo, holds global unencumbered rights for crofelemer, Mytesi, and Canalevia-CA1. Additionally, several drug product opportunities in Jaguar’s crofelemer pipeline are backed by Phase 2 and proof-of concept (“POC”) evidence from human clinical trials.
Recent Events
On May 23, 2024, we effected a one-for-sixty (1:60) reverse split (the “Reverse Stock Split”) of shares of Common Stock. As a result of the Reverse Stock Split, we had 4,889,226 shares of Common Stock outstanding immediately after effecting the Reverse Stock Split. The shares of Common Stock authorized for issue under our Third Amended and Restated Certificate of Incorporation remained at 298,000,000 shares of Common Stock. All references to Common Stock, warrants to purchase Common Stock, stock options to purchase Common Stock, and related market, conversion and exercise prices in this prospectus supplement have been adjusted to reflect the Reverse Stock Split.
On May 23, 2024, the Company entered into an amendment (the “Second ATM Amendment”) to the ATM Agreement with Ladenburg. Pursuant to the Second ATM Amendment, the previous $75,000,000 limit on the aggregate offering amount of shares of the Company’s common stock that the Company may sell and issue through Ladenburg, as the sales agent, was removed such that the maximum amount of shares of common stock that may be offered and sold under the ATM Agreement is limited solely by certain limitations as specified in the Second ATM Amendment.

As part of our strategy to expand our commercial footprint beyond HIV-related supportive care to include cancer-related supportive care, on April 12, 2024, we entered into an exclusive 5-year in-license agreement with United Kingdom-based Venture Life Group PLC (“Venture Life”), an international consumer health company focused on the global self-care market, for Venture Life’s FDA-approved oral mucositis prescription product, Gelclair, for the U.S. market. We are planning to begin commercial launch in the third quarter of 2024 for Gelclair.
Risks Related to Our Business
Our business, and our ability to execute our business strategy, is subject to a number of risks as more fully described in the section titled “Risk Factors.” These risks include, among others, the following:
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We have a limited operating history, have not yet generated any material revenues, expect to continue to incur significant research and development and other expenses, and may never become profitable. If the Company is unable to obtain an adequate level of financing needed for the long-term development and commercialization of our products, the Company will need to curtail planned activities and reduce costs. Doing so will likely have an adverse effect on our ability to execute our business plan; accordingly, there is substantial doubt about the ability of the Company to continue in existence as a going concern.

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We have never generated any material revenue from operations and may need to raise additional capital to achieve our goals.

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Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our Common Stock.

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We are substantially dependent on the success of Mytesi, our current lead human prescription drug product, and Canalevia-CA1, our conditionally approved prescription drug product for chemotherapy- induced diarrhea (CID) in dogs. We cannot be certain that necessary approvals will be received for planned Mytesi or Canalevia-CA1 follow-on indications or that these product candidates will be successfully commercialized by us or any of our partners.

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The results of earlier studies may not be predictive of the results of our pivotal trials or other future studies, and we may be unable to obtain any necessary regulatory approvals for our existing or future prescription drug product candidates under applicable regulatory requirements.

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Development of prescription drug products is inherently expensive, time-consuming, and uncertain, and any delay or discontinuance of our current or future pivotal trials would harm our business and prospects.

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Even if we obtain any required regulatory approvals for our current or future prescription drug product candidates, they may never achieve market acceptance or commercial success.

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We are dependent upon imported active pharmaceutical ingredients and contract manufacturers for supplies of our current prescription drug product candidates and non-prescription products and intend to rely on contract manufacturers for commercial quantities of any of our commercialized products.

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If we are not successful in identifying, developing and commercializing additional prescription drug product candidates and non-prescription products, our ability to expand our business and achieve our strategic objectives may be impaired.

Corporate Information
We were incorporated in the State of Delaware on June 6, 2013. Our principal executive offices are located at 200 Pine Street, Suite 400, San Francisco, CA 94014 and our telephone number is (415) 371-8300. Our website address is https://jaguar.health. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement. Our Common Stock is listed on the Nasdaq Capital Market and trades under the symbol “JAGX.”

THE OFFERING
Common stock offered by us
Shares of our Common Stock having an aggregate offering price of up to $75 million
Manner of offering
“At the market offering” that may be made from time to time through or to Ladenburg, as sales agent or principal. See “Plan of Distribution” on page S-23 of this prospectus supplement.
Common stock outstanding prior to this offering
4,889,226 shares
Common stock to be outstanding after this offering
9,791,186 shares, assuming (i) the sale of 4,901,960 shares at a price of $15.30 per share, which was the closing price of our Common Stock on The Nasdaq Capital Market on May 15, 2024, and (ii) we have sufficient authorized shares. The actual number of shares issued will vary depending on the sales prices under this offering.
Use of proceeds
We intend to use the net proceeds from this offering for working capital and general corporate purposes. We reserve the right, at the sole discretion of our management, to reallocate the proceeds of this offering in response to developments in our business and other factors. See “Use of Proceeds” on page S-16.
Risk factors
You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our Common Stock.
Nasdaq Capital Market
symbol
“JAGX”.
We have two classes of common stock: (i) voting common stock, par value $0.0001 per share, and (ii) non-voting common stock, par value $0.0001 per share. The shares offered by us in this offering are voting common stock.
The number of shares of our common stock to be outstanding after this offering is based on 4,889,226 shares of our voting common stock and no shares of our non-voting common stock outstanding as of May 15, 2024, and excludes the following:
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76,198 shares of common stock issuable upon exercise of warrants outstanding, with a weighted-average exercise price of $38.69;

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435 shares of common stock issuable upon exercise of outstanding options under the 2014 Stock Incentive Plan, with a weighted-average exercise price of $36,701;

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25 shares of common stock issuable upon exercise of outstanding options under the 2020 Employee Inducement Plan, with a weighted-average exercise price of $20,770;

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63,637 shares of common stock that remain available for grant under the 2014 Stock Incentive Plan and 8,084 shares of common stock that remain available under the 2020 Employee Inducement Plan; and

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44,801 and 175 shares of common stock issuable upon vesting of outstanding restricted stock unit awards (“RSUs”) under the 2014 Stock Incentive Plan and 2020 Employee Inducement Plan, respectively;

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks factor described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our most recent Quarterly Report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. In such an event, the market price of our Common Stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may harm our business, financial condition, results of operations and prospects.
Risks Related to this Offering
Our management team and board of directors will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.
The net proceeds from this offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds as discussed under “Use of Proceeds” in this prospectus supplement. The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our product development and commercialization efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate. Accordingly, our management and board of directors will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management and board of directors with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not result in a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operations.
You may experience immediate and substantial dilution.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 4,901,960 shares of our Common Stock are sold during the term of the ATM Agreement with Ladenburg at a price of $15.30 per share, the closing price of our Common Stock on the Nasdaq Capital Market on May 15, 2024, for aggregate gross proceeds of approximately $75.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $8.45 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of March 31, 2024 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
The actual number of shares we will issue under the ATM Agreement with Ladenburg, at any one time or in total, is uncertain.
Subject to certain limitations in the ATM Agreement with Ladenburg and compliance with applicable law, we have the discretion to deliver placement notices to Ladenburg at any time throughout the term of the ATM Agreement. The number of shares that are sold by Ladenburg after delivering a placement notice will fluctuate based on the market price of the Common Stock during the sales period and limits we set with Ladenburg.

There is a limited trading market for our Common Stock, which could make it difficult to liquidate an investment in our Common Stock, in a timely manner.
Our Common Stock is currently traded on The Nasdaq Capital Market. Because there is a limited public market for our Common Stock, investors may not be able to liquidate their investment whenever desired. We cannot assure that there will be an active trading market for our common stock and the lack of an active public trading market could mean that investors may be exposed to increased risk. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect its liquidity.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
Risks Related to Our Common Stock
Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our common stock.
Our Common Stock is listed on the Nasdaq Capital Market under the symbol “JAGX.” In order to maintain that listing, we must satisfy minimum financial and other requirements, including, without limitation, the minimum stockholders’ equity requirement and the minimum bid price requirement. There can be no assurances that we will be successful in maintaining, or if we fall out of compliance, in regaining compliance with the continued listing requirements and maintaining the listing of our Common Stock on the Nasdaq Capital Market. Delisting from Nasdaq could adversely affect our ability to raise additional financing through the public or private sale of equity securities, and we would incur additional costs under requirements of state “blue sky” laws in connection with any sales of our securities. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest, and fewer business development opportunities. If Nasdaq delists our Common Stock, the price of our Common Stock may decline, and our Common Stock may be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the pink sheets, which would negatively affect the liquidity of our Common Stock and an investor may find it more difficult to dispose of their common stock or obtain accurate quotations as to the market value of our Common Stock.
In 2020, the SEC approved a Nasdaq rule change to expedite the delisting of securities of companies that have had one or more reverse stock splits with a cumulative ratio of one for 250 or more shares over the prior two-year period. Under the new rules, if a company falls out of compliance with the $1.00 minimum bid price after completing reverse stock splits over the immediately preceding two years that cumulatively result in a ratio of one for 250 shares, the company will not be able to avail itself of any compliance periods. Nasdaq will instead require the issuance of a Staff delisting determination, which is appealable to a hearings panel. Our ability to remain listed on the Nasdaq Capital Market may be negatively impacted by this new Nasdaq rule.
On May 10, 2023, the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC issued us a notification citing our failure to comply with the $1.00 minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were initially provided 180 calendar days, or until November 6, 2023, and was subsequently granted an additional 180 calendar day period, or until May 6, 2024, to regain compliance with the Minimum Bid Price Requirement. However, on February 15, 2024, we received a delisting determination letter from the Staff in accordance with Nasdaq Listing Rule 5810(c)(3)(A)(iii) due to our securities having a closing bid price of $0.10 or less for ten consecutive trading days. Accordingly, on February 29, 2024, we requested a hearing before the Nasdaq Hearings Panel (the “Panel”) which automatically stayed the delisting of our common stock from Nasdaq pending a decision from the Panel. Pursuant to a review process, the Panel provided notice on April 5, 2024 granting our request to extend the period for us to regain compliance with the Minimum Bid Price Requirement until August 13, 2024.
We continue to actively monitor our performance with respect to the listing standards and will consider available options to resolve any deficiency, including our existing minimum bid price deficiency, and maintain compliance with the Nasdaq rules. There can be no assurance that we will be able to maintain compliance or, if we fall out of compliance, regain compliance with any deficiency, or if we implement an option that regains our compliance, maintain compliance thereafter.
If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.
The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on The Nasdaq Capital Market and if the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.
The price of our Common Stock could be subject to volatility related or unrelated to our operations, and purchasers of our Common Stock could incur substantial losses.
We have experienced and may continue to experience significant volatility in the price of our Common Stock. From January 27, 2023 through January 26, 2024, the share price of our Common Stock ranged from a high of $302.40 to a low of $5.40. The reason for the volatility in our stock is not well understood and may continue. Factors that may have contributed to such volatility include, but are not limited to, those discussed previously in this “Risk Factors” section of this prospectus supplement and incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K, as updated by subsequent reports, and others, such as:
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delays in the commercialization of Mytesi, Canalevia-CA1, or our other current or future prescription drug product candidates and non-prescription products;

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any delays in, or suspension or failure of, our current and future studies;

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announcements of regulatory approval or disapproval of any of our current or future product candidates or of regulatory actions affecting our company or our industry;

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manufacturing and supply issues that affect product candidate or product supply for our studies or commercialization efforts;

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quarterly variations in our results of operations or those of our competitors;

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changes in our earnings estimates or recommendations by securities analysts;

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the payment of licensing fees or royalties in shares of our Common Stock;

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announcements by us or our competitors of new prescription drug products or product candidates or non-prescription products, significant contracts, commercial relationships, acquisitions or capital commitments;

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announcements relating to future development or license agreements including termination of such agreements;

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adverse developments with respect to our intellectual property rights or those of our principal collaborators;

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commencement of litigation involving us or our competitors;

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any major changes in our board of directors or management;

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new legislation in the United States relating to the prescription, sale, distribution or pricing of gastrointestinal health products;

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product liability claims, other litigation or public concern about the safety of our prescription drug product or product candidates and non-prescription products or any such future products;

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market conditions in the human or animal health industry, in general, or in the gastrointestinal health sector, in particular, including performance of our competitors;

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future issuances of shares of Common Stock or other securities;

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general economic conditions in the United States and abroad; and

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market speculation regarding any of the foregoing

In addition, the stock market, in general, or the market for stocks in our industry, in particular, may experience broad market fluctuations, which may adversely affect the market price or liquidity of our Common Stock. Any sudden decline in the market price of our Common Stock could trigger securities class-action lawsuits against us. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the time and attention of our management would be diverted from our business and operations. We also could be subject to damages claims if we were found to be at fault in connection with a decline in our stock price.
A possible “short squeeze” due to a sudden increase in demand for our Common Stock that largely exceeds supply may lead to further price volatility in our Common Stock.
Investors may purchase shares of our Common Stock to hedge existing exposure in our Common Stock or to speculate on the price of our Common Stock. Speculation on the price of our Common Stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Common Stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our Common Stock for delivery to lenders of our Common Stock. Those repurchases may in turn, dramatically increase the price of our Common Stock until investors with short exposure can purchase additional shares of Common Stock to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in shares of our Common Stock that are not directly correlated to our company’s performance or prospects. Once investors purchase the shares necessary to cover their short position, the price of our Common Stock may decline.
You may not be able to resell shares of our Common Stock when you wish to sell them or at a price that you consider attractive or satisfactory.
The listing of our Common Stock on The Nasdaq Capital Market does not assure that a meaningful, consistent and liquid trading market exists. Although our Common Stock is listed on The Nasdaq Capital Market, until recently, the trading volume in our Common Stock has been limited and an active trading market for our shares may not be sustained. If an active market for our Common Stock is not sustained, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future or impair our ability to license or acquire other product candidates, businesses, or technologies using our shares as consideration.
If securities or industry analysts do not publish research or reports about our company, or if they issue adverse or misleading opinions regarding us or our stock, our stock price and trading volume could decline.
The trading market for our Common Stock depends in part on the research and reports that industry or financial analysts publish about us or our business. We do not influence or control the reporting of these analysts. If one or more of the analysts who do cover us downgrade or provide a negative outlook on our company or our industry, or the stock of any of our competitors, the price of our Common Stock could decline. If one or more of these analysts ceases coverage of our company, we could lose visibility in the market, which in turn could cause the price of our Common Stock to decline.
You may be diluted by conversions of outstanding shares of non-voting common stock and exercises of outstanding options and warrants.
As of March 31, 2024, we had (i) outstanding options to purchase an aggregate of 435 shares of our Common Stock at a weighted average exercise price of $36,701 per share, (ii) outstanding options to purchase an aggregate of 25 shares of our Common Stock issuable upon exercise of outstanding inducement options, with a weighted-average exercise price of $20,770 per share, (iii) 76,241 shares of our Common Stock issuable upon exercise of warrants outstanding, with weighted-average exercise price of $42.49, (iv) 45,035 shares of our Common Stock issuable upon vesting of outstanding RSUs, (v) 63,637 shares of common stock available for grant under the 2014 Stock Incentive Plan, and (vi) 8,084 shares of common stock that remain available under the 2020 Employee Inducement Plan. The exercise of such options, warrants, vesting of RSUs, and conversion of the non-voting common stock will result in further dilution of your investment.
As a result of this dilution, you may receive significantly less in net tangible book value than the full purchase price you paid for the shares in the event of liquidation.
Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable and may lead to entrenchment of management.
Our third amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could delay or prevent changes in control or changes in our management without the consent of our board of directors. These provisions include the following:
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a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

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no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

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the ability of our board of directors to authorize the issuance of shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could adversely affect the rights of our common stockholders or be used to deter a possible acquisition of our company;

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the ability of our board of directors to alter our bylaws without obtaining stockholder approval;

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the required approval of the holders of at least 75% of the shares entitled to vote at an election of directors to adopt, amend or repeal our bylaws or repeal the provisions of our third amended and restated certificate of incorporation regarding the election and removal of directors;

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a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

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the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

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advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions could inhibit or prevent possible transactions that some stockholders may consider attractive.
We are also subject to the anti-takeover provisions contained in Section 203 of the Delaware General Corporation Law. Under Section 203, a corporation generally may not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other exceptions, the board of directors has approved the transaction.
Our amended and restated bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.
Our amended and restated bylaws provide that unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, (iv) any action asserting a claim that is governed by the internal affairs doctrine or (v) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to this provision of our amended and restated bylaws. This choice-of-forum provision may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our amended and restated bylaws inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could harm our business and financial condition.
We do not intend to pay dividends on our Common Stock, and your ability to achieve a return on your investment will depend on appreciation in the market price of our Common Stock.
We currently intend to invest our future earnings, if any, to fund our growth and not to pay any cash dividends on our Common Stock. Because we do not intend to pay dividends, your ability to receive a return on your investment will depend on any future appreciation in the market price of our Common Stock. We cannot be certain that our Common Stock will appreciate in price.
The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.
Our initial public offering had a significant, transformative effect on us. Prior to our initial public offering, our business operated as a privately-held company, and we were not required to comply with public reporting, corporate governance, and financial accounting practices and policies required of a publicly-traded company. As a publicly-traded company, we incur significant additional legal, accounting, and other expenses compared to historical levels. In addition, new and changing laws, regulations, and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations thereunder, as well as under the Sarbanes-Oxley Act, the JOBS Act and the rules and regulations of the SEC and The Nasdaq Capital Market, may result in an increase in our costs and the time that our board of directors and management must devote to our compliance with these rules and regulations. These rules and regulations have substantially increased our legal and financial compliance costs and diverted management time and attention from our product development and other business activities.
The Sarbanes-Oxley Act requires, among other things, that we assess the effectiveness of our internal control over financial reporting annually and the effectiveness of our disclosure controls and procedures quarterly. In particular, Section 404 of the Sarbanes-Oxley Act, or Section 404, requires us to perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on and our independent registered public accounting firm potentially to attest to the effectiveness of our internal control over financial reporting. We have needed to expend time and resources on documenting our internal control over financial reporting so that we are in a position to perform such evaluation when required. As a smaller reporting company (“SRC”), we expect to avail ourselves of the exemption from the requirement that our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting under Section 404. However, we may no longer avail ourselves of this exemption when we cease to be an SRC. When our independent registered public accounting firm is required to undertake an assessment of our internal control over financial reporting, the cost of our compliance with Section 404 will correspondingly increase. Our compliance with applicable provisions of Section 404 requires that we incur substantial accounting expenses and expend significant management time on compliance-related issues as we implement additional corporate governance practices and comply with reporting requirements. Moreover, if we are not able to comply with the requirements of Section 404 applicable to us in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.
Issuances of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock following this offering, as well as the exercise of options and warrants outstanding, will dilute your ownership interests and may adversely affect the future market price of our Common Stock.
The issuance of additional shares of our Common Stock or securities convertible into or exchangeable for our Common Stock could be dilutive to stockholders if they do not invest in future offerings. We intend to use the net proceeds from this offering to continue to fund the development of our business and for general corporate purposes, which may include capital expenditures and funding our working capital needs. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted.
In addition, we have a significant number of options and warrants to purchase shares of our Common Stock outstanding. If these securities are exercised or converted, you may incur further dilution. Moreover, to the extent that we issue additional options or warrants to purchase, or securities convertible into or exchangeable for, shares of our Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing of receipt of clinical trial, field study and other study data, and likelihood of success, commercialization plans and timing, other plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement and accompanying prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions including those listed in the “Risk Factors” incorporated by reference into this prospectus supplement and accompanying prospectus from our Annual Report on Form 10-K, as updated by subsequent reports. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS
We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, product development and commercialization expenditures.
As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our product development and commercialization efforts, our funding requirements and the availability and costs of other funds. As a result, our management will have broad discretion in the allocation and use of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering. The actual use and allocation of proceeds realized from this offering will depend upon our operating revenues and cash position and our working capital requirements and may change. We may also invest the net proceeds temporarily in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, until we use them for their stated purposes.

DILUTION
If you purchase shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of Common Stock and the pro forma as adjusted net tangible book value per share of our Common Stock after this offering.
Our net tangible book value as of March 31, 2024 was $(7.8) million, or $(1.71) per share of common stock based upon 4,557,991 outstanding shares of voting common stock and no shares of common stock issuable upon conversion of outstanding shares of non-voting common stock). “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of Common Stock outstanding.
After giving effect to (i) the issuance of 331,059 shares of our common stock pursuant to the ATM Agreement with Ladenburg since March 31, 2024 (the “ATM Sales”) and (ii) the issuance of 176 shares of Common Stocks to a consultant and RSUs to some employees, our pro forma net tangible book value as of March 31, 2024 would have been $(5.6) million or $(1.15) per share of common stock.
After giving further effect to the sale of our common stock during the term of the ATM Agreement with Ladenburg in the aggregate amount of $75.0 million at an assumed offering price of $15.30 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on May 15, 2024, and after deducting commissions and estimated aggregate offering expenses of approximately $2.3 million payable by us, our pro forma as adjusted net tangible book value as of March 31, 2024 would have been approximately $67.0 million, or $6.85 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $8.00 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of $8.45 per share to new investors purchasing common stock in this offering.
Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this dilution:
Assume public offering price per share		$15.30
Historical net tangible book value per share as of March 31, 2024	$(1.71)
Pro forma increase in historical net tangible book value per share attributable to the pro forma transactions described above.	$0.56
Pro forma net tangible book value per share as of March 31, 2024.	$(1.15)
Increase in net tangible book value per share attributable to this offering	$8.00
Pro forma as adjusted net tangible book value per share as of March 31, 2024 after giving effect to this offering.		$6.85
Dilution per share to new investors purchasing shares in this offering		$8.45
The table above assumes for illustrative purposes that an aggregate of 4,901,960 shares of our Common Stock are sold during the term of the ATM Agreement with Ladenburg at a price of $15.30 per share, the closing price of our Common Stock on The Nasdaq Capital Market on May 15, 2024, for aggregate gross proceeds of approximately $75.0 million.
The shares to be sold pursuant to the ATM Agreement with Ladenburg are being sold from time to time at various prices. An increase of $5.00 per share in the price at which the shares are sold from the assumed offering price of $20.30 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of approximately $75.0 million during the term of the ATM Agreement with Ladenburg is sold at that price, would decrease our pro forma as adjusted net tangible book value per share after the offering to $7.81 per share and would increase the dilution in net tangible book value per share to new investors purchasing shares in this offering to $12.49 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $5.00 per share in the price at which the shares are sold from the assumed offering price of $10.30 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of approximately $75.0 million during the term of the ATM Agreement is sold at that price, would increase our pro forma as adjusted net tangible book value per share after the offering to $5.51 per share and would decrease the dilution in net tangible book value per share to new investors purchase shares in this offering to $4.79 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.
The number of shares of our common stock to be outstanding after this offering is based on 4,889,226 shares of our voting common stock and no shares of our non-voting common stock outstanding, as of March 31, 2024, and excludes the following:
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76,241 shares of common stock issuable upon exercise of warrants outstanding, with a weighted-average exercise price of $42.49;

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435 shares of common stock issuable upon exercise of outstanding options under the 2014 Stock Incentive Plan, with a weighted-average exercise price of $36,701;

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25 shares of common stock issuable upon exercise of outstanding options under the 2020 Employee Inducement Plan, with a weighted-average exercise price of $20,770;

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63,637 shares of common stock that remain available for grant under the 2014 Stock Incentive Plan and 8,084 shares of common stock that remain available under the 2020 Employee Inducement Plan; and

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44,838 and 197 shares of common stock issuable upon vesting of outstanding RSUs under the 2014 Stock Incentive Plan and 2020 Employee Inducement Plan, respectively.

To the extent any of these outstanding options or warrants are exercised or RSUs vest, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK
General
The following description summarizes the most important terms of our capital stock. Because it is only a summary of the provisions of our Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and amended and restated bylaws, it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Certificate of Incorporation and our amended and restated bylaws and to the applicable provisions of Delaware law. Our authorized capital stock consists of 352,475,074 shares of capital stock, which consists of (i) 298,000,000 shares of voting common stock, $0.0001 par value per share, (ii) 50,000,000 shares of convertible non-voting common stock, $0.0001 par value per share, and (iii) 4,475,074 shares of preferred stock, $0.0001 par value per share.
Common Stock
We have two classes of common stock: voting common stock and non-voting common stock. Holders of both classes of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock or that we may designate or issue in the future. In the event of our liquidation, dissolution or winding up, the holders of both classes of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to the prior distribution rights of preferred stock then outstanding. There are no preemptive, conversion or subscription rights applicable to either class of common stock. There are no redemption or sinking fund provisions applicable to either class of common stock. The rights, preferences, and privileges of the holders of both classes of common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future. All of our outstanding shares of voting common stock and non-voting common stock are fully paid and nonassessable.
Voting Common Stock
The holders of our voting common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders.
Non-Voting Common Stock
The holders of our non-voting common stock do not have any cumulative voting rights and are not entitled to vote, except on an as-converted basis with respect to any Change of Control (as defined in the Certificate of Incorporation). Each share of non-voting common stock is convertible into fourteen million one hundredth seventy five thousand (1/14,175,000th) of a share of voting common stock at the election of the holder thereof.
Quotation on The Nasdaq Capital Market
Our voting common stock is quoted on The Nasdaq Capital Market under the symbol “JAGX”.
Transfer Agent
The transfer agent of our voting common stock is Equiniti Trust Company, LLC. Their address is 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660.
Preferred Stock
Under our Certificate of Incorporation, our board of directors is authorized to issue up to 4,475,074 shares of preferred stock from time to time, in one or more classes or series, without stockholder approval. As of the date of this prospectus supplement, there are no shares of preferred stock outstanding.
Prior to the issuance of shares of each class or series, our board of directors is required by the Delaware General Corporation Law (“DGCL”) and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Delaware Secretary of State. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions of that class or series, including the following:
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the number of shares constituting each class or series;

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voting rights;

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rights and terms of redemption, including sinking fund provisions;

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dividend rights and rates;

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terms concerning the distribution of assets;

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conversion or exchange terms;

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redemption prices; and

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liquidation preferences.

All shares of preferred stock offered, when issued and paid for, will be validly issued, fully paid and nonassessable and will not have any preemptive or subscription rights.
We will specify the following terms relating to any class or series of preferred stock offered by us:
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the title and stated value of the preferred stock;

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the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

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the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

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whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the procedures for auction and remarketing, if any, for the preferred stock;

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the provisions for a sinking fund, if any, for the preferred stock;

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the provision for redemption, if applicable, of the preferred stock;

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any listing of the preferred stock on any securities exchange;

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the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

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voting rights, if any, of the preferred stock;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

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any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs; and

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any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Delaware Law
Certain provisions of Delaware law and our Certificate of Incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.
Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Our Certificate of Incorporation and amended and restated bylaws include provisions that:
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require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

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specify that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, the chief executive officer or the president;

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establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

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provide that directors may be removed only for cause;

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provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

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establish that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms;

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specify that no stockholder is permitted to cumulate votes at any election of our board of directors; and

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require approval of the stockholders of at least 75% of the shares and a majority of the board of directors to amend certain of the above-mentioned provisions.

Exclusive Jurisdiction
Under the provisions of our Certificate of Incorporation and amended and restated bylaws, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our Certificate of Incorporation or amended and restated bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or amended and restated bylaws; or (v) any action asserting a claim against us governed by the internal affairs doctrine; provided that, if and only if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, then any such action may be brought in another state or federal court sitting in the State of Delaware. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our Certificate of Incorporation or amended and restated bylaws to be inapplicable or unenforceable in such action. Our amended and restated bylaws provide that if any part of the exclusive forum provision is held to be invalid, illegal or unenforceable, as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such part in any other circumstance and of the remaining parts of the exclusive forum provision and the application of such provision to other persons or entities and circumstances will not in any way be affected or impaired thereby.
Delaware Anti-Takeover Statute
We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:
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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in the payment of a premium over the market price for the shares of common stock held by our stockholders.
The provisions of Delaware law and our Certificate of Incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

PLAN OF DISTRIBUTION
We have entered into sales agreement (the “ATM Agreement”) with Ladenburg Thalmann & Co. Inc. (“Ladenburg” or the “Agent”) under which we may issue and sell shares of our common stock from time to time through Ladenburg acting as agent. The amount offered under this prospectus supplement and the accompanying prospectus is in addition to the approximately $71.8 million previously sold under our Prior Registration Statement. Sales of our shares of common stock, if any, under this prospectus supplement will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market for our common stock in the United States or to or through a market maker, subject to the limitations imposed by General Instruction I.B.6. to Form S-3, as applicable.
Each time we wish to issue and sell shares of common stock under the ATM Agreement, we will notify Ladenburg of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Ladenburg, subject to the terms and conditions of the ATM Agreement, Ladenburg has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Ladenburg under the ATM Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.
The Agent will provide written confirmation to us following the close of trading on Nasdaq following each day in which shares of our common stock are sold under the ATM Agreement. Each confirmation will include the number of shares sold on the day, the aggregate gross sales proceeds, the net proceeds to us, and the compensation payable by us to Ladenburg with respect to the sales. The settlement of sales of shares between us and Ladenburg is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Ladenburg may agree. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. We will report at least quarterly the number of shares of common stock sold through Ladenburg under the ATM Agreement, the net proceeds to us and the compensation paid by us to Ladenburg in connection with the sales of common stock.
We will pay Ladenburg a commission equal to 3% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Ladenburg for the fees and disbursements of its counsel, payable upon execution of the ATM Agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel up to $3,000 per calendar quarter. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Ladenburg under the terms of the ATM Agreement, will be approximately $385,000, not including the $75,000 reimbursement to Ladenburg noted above. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
In connection with the sale of the shares of common stock on our behalf, Ladenburg will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Ladenburg will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Ladenburg against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Ladenburg may be required to make in respect of such liabilities.
The offering of our shares of common stock pursuant to the ATM Agreement will terminate upon the earlier of (i) December 10, 2023 and (ii) the termination of the ATM Agreement as permitted therein. We and Ladenburg may each terminate the ATM Agreement at any time with prior written notice.
This summary of the material provisions of the ATM Agreement does not purport to be a complete statement of its terms and conditions. A copy of the ATM Agreement is filed as an exhibit to our Current Report on Form 8-K filed under the Exchange Act on December 10, 2021 and incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon by our counsel, Reed Smith LLP, Palo Alto, California. Sheppard, Mullin, Richter & Hampton LLP, New York, New York, is acting as counsel for Ladenburg in connection with this offering.
EXPERTS
The financial statements of the Company as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 incorporated by reference in this prospectus supplement and the registration statement have been so incorporated in reliance on the report of RBSM LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available at the SEC’s web site at http://www.sec.gov.
This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. The registration statement, including the exhibits and schedules, is available at the SEC’s web site at http://www.sec.gov.
We also maintain a website at https://jaguar.health, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus supplement or the accompanying prospectus.
INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus supplement. Statements in this prospectus supplement or the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:
•
our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2023 filed on April 1, 2024 and amended on April 17, 2024;

•
our definitive proxy statement and definitive additional materials, on Schedule 14A, relating to our Annual Meeting of Stockholders to be held on June 21, 2024, filed May 20, 2024;

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 filed on May 14, 2024;

•
our Current Reports on Form 8-K filed on February 16, 2024, March 1, 2024, March 8, 2024, March 21, 2024 and April 9, 2024; and

•
the description of our common stock filed as Exhibit 4.26 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on April 3, 2020, including any amendment or report filed for the purpose of updating such description.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36714.
In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed.
Any statement contained in this prospectus supplement, the accompanying prospectus, or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Jaguar Health, Inc., 200 Pine Street, Suite 400, San Francisco, CA, 94104 or call (415) 371-8300.
You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

JAGUAR HEALTH, INC.
$75,000,000
Common Stock
Preferred Stock
Warrants
Subscription Rights
Units
This prospectus relates to common stock, preferred stock, warrants and subscription rights that we may sell from time to time in one or more offerings up to a total public offering price of $75,000,000 on terms to be determined at the time of sale, which securities may be sold either individually or in units consisting of two or more of the foregoing classes of securities.
Each time we sell securities hereunder, we will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.
These securities may be offered and sold in the same offering or in separate offerings, directly to purchasers, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any sale of securities offered by us will also be included in a prospectus supplement.
Our voting common stock is listed on The Nasdaq Capital Market, under the symbol “JAGX.” On April 15, 2024, the last reported sale price of our voting common stock on The Nasdaq Capital Market was $0.12 per share.
As of April 22, 2024, the aggregate market value of the voting and non-voting common equity held by non-affiliates was approximately $51.2 million, which was calculated based on 287,224,157 shares of outstanding common stock held by non-affiliates and a closing price per share of $0.18 on April 16, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3. As a result, we are currently eligible to offer and sell up to an aggregate of approximately $17.1 million of our securities pursuant to General Instruction I.B.6. of Form S-3.
Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 1, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total public offering price of $75,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus.
We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.
We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus and any prospectus supplement in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus.
Unless the context otherwise requires, references in this prospectus to “Jaguar,” the “Company,” “we,” “us,” and “our” refer to Jaguar Health, Inc.

PROSPECTUS SUMMARY
The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
Overview
Jaguar is a commercial-stage pharmaceuticals company focused on developing novel proprietary prescription medicines sustainably derived from plants from rainforest areas for people and animals with gastrointestinal (“GI”) distress. Jaguar family company Napo Pharmaceuticals, Inc. (“Napo”) focuses on developing and commercializing human prescription pharmaceuticals for essential supportive care and managing neglected gastrointestinal symptoms across multiple complicated disease states. Napo’s crofelemer drug product candidate is the subject of the OnTarget study, a pivotal Phase 3 clinical trial for prophylaxis (prevention) of diarrhea in adult cancer patients receiving targeted therapy with or without standard chemotherapy, an indication we also refer to as preventive treatment of chemotherapy-induced overactive bowel (“CIOB”)-which includes symptoms such as chronic and/or episodic debilitating diarrhea (loose and/or watery stools), urgency, bowel incontinence and abdominal pain and discomfort. Jaguar family company Napo Therapeutics, S.p.A is an Italian corporation Jaguar established in Milan, Italy in 2021 focused on expanding crofelemer access in Europe, specifically for orphan and/or rare diseases. Jaguar Animal Health is a Jaguar tradename. Magdalena Biosciences, a joint venture formed by Jaguar and Filament Health Corp. with funding from One Small Plant Capital LLC that emerged from Jaguar’s Entheogen Therapeutics Initiative (“ETI”), is focused on developing novel prescription medicines derived from plants for mental health indications.
Jaguar was founded in San Francisco, California, as a Delaware corporation on June 6, 2013 (“inception”). The Company was a majority-owned subsidiary of Napo until the close of the Company’s initial public offering on May 18, 2015. The Company was formed to develop and commercialize first-in-class prescription and non-prescription products for companion animals.
On July 31, 2017, Jaguar completed a merger with Napo pursuant to the Agreement and Plan of Merger dated March 31, 2017, by and among Jaguar, Napo, Napo Acquisition Corporation (“Merger Sub”), and Napo’s representative (the “Merger Agreement”). In accordance with the terms of the Merger Agreement, upon the completion of the merger, Merger Sub merged with and into Napo, with Napo surviving as the wholly owned subsidiary (the “Merger” or “Napo Merger”). Immediately following the Merger, Jaguar changed its name from “Jaguar Animal Health, Inc.” to “Jaguar Health, Inc.” Napo now operates as a wholly owned subsidiary of Jaguar focused on human health, including the ongoing development of crofelemer and commercialization of Mytesi.
Crofelemer is a novel, first-in-class anti-secretory antidiarrheal drug that has a normalizing effect on electrolyte and fluid balance in the gut, and this mechanism of action has the potential to benefit multiple disorders that cause gastrointestinal distress, including diarrhea and abdominal discomfort. Crofelemer is in development for multiple possible follow-on indications, including for our lead Phase 3 program in cancer therapy-related diarrhea (“CTD”), investigating prophylaxis of diarrhea related to targeted therapy with or without standard chemotherapy. Crofelemer delayed-release tablets are also being evaluated in diarrhea-predominant irritable bowel syndrome (“IBS-D”) and being evaluated for chronic idiopathic/functional diarrhea. Crofelemer powder for oral solution is being developed to support orphan or rare disease indications for adults with SBS with intestinal failure and for pediatric microvillus inclusion disease (“MVID”) patients. In addition, a second-generation proprietary anti-secretory antidiarrheal drug (“NP-300”) is in development for symptomatic relief and treatment of moderate-to-severe diarrhea, with or without concomitant antimicrobial therapy, from bacterial, viral, and parasitic infections, including Vibrio cholerae, the bacterium that causes cholera. This program is being pursued with the potential targeted incentive from the US Food and Drug Administration (“FDA”) for a tropical disease priority review voucher.
Napo’s marketed drug Mytesi, crofelemer 125 mg delayed-release tablets, is a first-in-class oral botanical drug product approved by the FDA for the symptomatic relief of noninfectious diarrhea in adults with

HIV/AIDS on antiretroviral therapy. To date, this is the only oral plant-based botanical prescription medicine approved under the FDA’s Botanical Guidance. The Company’s Canalevia-CA, crofelemer delayed-release tablets drug, is the first and only oral plant-based prescription product that is FDA conditionally approved to treat chemotherapy-induced diarrhea (“CID”) in dogs.
In the field of animal health, we are continuing limited activities related to developing and commercializing first-in-class gastrointestinal products for dogs, dairy calves, and foals. In December 2021, we received conditional approval from the FDA to market Canalevia-CA1 (crofelemer delayed-release tablets), our oral plant-based prescription drug and the only available veterinary drug for the treatment of CID in dogs, and Canalevia-CA1 is now available to multiple leading veterinary distributors in the US, including Chewy. Canalevia-CA1 is a tablet given orally and can be prescribed for home treatment of CID. The FDA conditionally approves Canalevia-CA1 under application number 141-552. Conditional approval allows for product commercialization while Jaguar Animal Health continues to collect the substantial evidence of effectiveness required for full approval. We have received a Minor Use in a Major Species (“MUMS”) designation from the FDA for Canalevia-CA1 to treat CID in dogs. FDA has established a “small number” threshold for minor use in each of the seven major species covered by the MUMS Act. The small number threshold is currently 80,000 for dogs, representing the largest number of dogs that can be affected by a disease or condition over the course of a year and still have the use qualify as a minor use.
Our management team has significant experience in gastrointestinal product development for both humans and animals. Napo was founded more than 30 years ago to perform drug discovery and development by leveraging the knowledge of traditional healers working in rainforest areas. Ten Jaguar and Napo team members have been together for more than 15 years. Dr. Steven King, our chief sustainable supply, ethnobotanical researcher, and intellectual property officer, and Lisa Conte, our founder, president, and CEO, have worked together for over 30 years. We have buttressed the early founding team with the expertise and experiences of team members like Dr. Darlene Horton and Dr. Karen Brunke to support the Napo and Jaguar family’s continued development and commercialization activities. We have assembled an impressive group of scientific advisory board (“SAB”) members who work closely with the Chair of Jaguar’s Scientific Advisory Board, Dr. Pravin Chaturvedi, who also serves as the Chief Scientific Officer (“CSO”) of Jaguar. Together, these dedicated personnel successfully transformed crofelemer, extracted from trees growing in the rainforest, to Mytesi and Canalevia-CA1, natural, sustainably harvested, FDA-approved drugs.
We believe Jaguar is poised to realize a number of synergistic, value-adding benefits-an expanded pipeline of potential blockbuster human follow-on indications of crofelemer, and a second-generation anti-secretory agent-upon which to build global partnerships. Jaguar, through Napo, holds global unencumbered rights for crofelemer, Mytesi, and Canalevia-CA1. Additionally, several drug product opportunities in Jaguar’s crofelemer pipeline are backed by Phase 2 and proof-of concept (“POC”) evidence from human clinical trials.
Recent Events
As part of our strategy to expand our commercial footprint beyond HIV-related supportive care to include cancer-related supportive care, on April 12, 2024, we entered into an exclusive 5-year in-license agreement with United Kingdom-based Venture Life Group PLC (“Venture Life”), an international consumer health company focused on the global self-care market, for Venture Life’s FDA-approved oral mucositis prescription product, Gelclair, for the U.S. market. We are planning to begin commercial launch in the third quarter of 2024 for Gelclair.
Description of the Offering
Under this prospectus, we may offer up to $75,000,000 of common stock, preferred stock, warrants, subscription rights or units from time to time in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.
The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
Corporate Information
We were incorporated in the State of Delaware on June 6, 2013. Our principal executive offices are located at 200 Pine Street, Suite 400, San Francisco, CA 94014 and our telephone number is (415) 371-8300. Our website address is https://jaguar.health. The information contained on, or that can be accessed through, our website is not part of this prospectus. Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “JAGX.”
On June 3, 2019, we filed an amendment to our Third Amended and Restated Certificate of Incorporation (as amended, restated, or modified, the “Certificate of Incorporation”) to effect on June 7, 2019, a 1-for-70 reverse split of our voting common stock (the “2019 Reverse Split”). On September 3, 2021, we filed the fifth amendment to the Certificate of Incorporation to effect on September 8, 2021, a 1-for-3 reverse stock split of our voting common stock (the “2021 Reverse Split”). On January 20, 2023, we filed the seventh amendment to the Certificate of Incorporation to effect on January 23, 2023, a 1-for-75 reverse stock split of our voting common stock (the “2023 Reverse Split” and, together with the “2019 Reverse Split” and the “2021 Reverse Split,” the “Reverse Splits”). Accordingly, all of the stock figures and related market, conversion and exercise prices in this prospectus have been adjusted to reflect the Reverse Splits.
Jaguar Health, our logo, Napo Pharmaceuticals, Napo Therapeutics, Mytesi, Equilevia, Canalevia, Canalevia-CA1, Canalevia-CA2, and Neonorm are our trademarks that are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ©, ® or ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

RISK FACTORS
Please carefully consider the risk factors described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and those described under similar headings in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the documents that we incorporate by reference and any free writing prospectuses that we may authorize for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intend,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “predict,” “potential,” “continue,” “likely,” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.
These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those noted in “Risk Factors” above and in any applicable prospectus supplement or free writing prospectus, and those included in the documents that we incorporate by reference herein and therein.
In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus or any applicable prospectus supplement or free writing prospectus, or documents incorporated by reference herein and therein, that include forward-looking statements.

USE OF PROCEEDS
We currently intend to use the estimated net proceeds from the sale of the securities offered by us for working capital and other general corporate purposes, and possibly acquisitions of other companies, products or technologies. Working capital and other general corporate purposes may include research and development expenditures, capital expenditures, operating and administrative expenditures, and any other purpose that we may specify in any prospectus supplement. While we have no current plans for any specific acquisitions at this time, we believe opportunities may exist from time to time to expand our current business through strategic alliances or acquisitions with other companies, products or technologies. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of the securities offered by us. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of the securities offered by us may change, and if they do, we will update this information in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
General
The following description summarizes the most important terms of our capital stock. Because it is only a summary of the provisions of our Certificate of Incorporation, and amended and restated bylaws, it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Certificate of Incorporation and our amended and restated bylaws and to the applicable provisions of Delaware law. Our authorized capital stock consists of 352,475,074 shares of capital stock, which consists of (i) 298,000,000 shares of voting common stock, $0.0001 par value per share, (ii) 50,000,000 shares of convertible non-voting common stock, $0.0001 par value per share, and (iii) 4,475,074 shares of preferred stock, $0.0001 par value per share.
Common Stock
We have two classes of common stock: voting common stock and non-voting common stock. Holders of both classes of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock or that we may designate or issue in the future. In the event of our liquidation, dissolution or winding up, the holders of both classes of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to the prior distribution rights of preferred stock then outstanding. There are no preemptive, conversion or subscription rights applicable to either class of common stock. There are no redemption or sinking fund provisions applicable to either class of common stock. The rights, preferences, and privileges of the holders of both classes of common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future. All of our outstanding shares of voting common stock and non-voting common stock are fully paid and nonassessable.
Voting Common Stock
The holders of our voting common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders.
Non-Voting Common Stock
The holders of our non-voting common stock do not have any cumulative voting rights and are not entitled to vote, except on an as-converted basis with respect to any Change of Control (as defined in the Certificate of Incorporation). Each share of non-voting common stock is convertible into one-two hundred thirty-six thousand two hundred fiftieth (1/236,250th) of a share of voting common stock at the election of the holder thereof.
Quotation on The Nasdaq Capital Market
Our voting common stock is quoted on The Nasdaq Capital Market under the symbol “JAGX”.
Transfer Agent
The transfer agent of our voting common stock is Equiniti Trust Company, LLC. Their address is 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660.
Preferred Stock
Under our Certificate of Incorporation, our board of directors is authorized to issue up to 4,475,074 shares of preferred stock from time to time, in one or more classes or series, without stockholder approval. As of the date of this prospectus, there no shares of preferred stock outstanding.
Prior to the issuance of shares of each class or series, our board of directors is required by the Delaware General Corporation Law (“DGCL”) and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Delaware Secretary of State. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions of that class or series, including the following:
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the number of shares constituting each class or series;

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voting rights;

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rights and terms of redemption, including sinking fund provisions;

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dividend rights and rates;

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terms concerning the distribution of assets;

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conversion or exchange terms;

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redemption prices; and

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liquidation preferences.

All shares of preferred stock offered, when issued and paid for, will be validly issued, fully paid and nonassessable and will not have any preemptive or subscription rights.
We will specify the following terms relating to any class or series of preferred stock offered by us:
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the title and stated value of the preferred stock;

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the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

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the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

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whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the procedures for auction and remarketing, if any, for the preferred stock;

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the provisions for a sinking fund, if any, for the preferred stock;

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the provision for redemption, if applicable, of the preferred stock;

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any listing of the preferred stock on any securities exchange;

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the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

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voting rights, if any, of the preferred stock;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

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any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs; and

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any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Delaware Law
Certain provisions of Delaware law and our Certificate of Incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.
Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Our Certificate of Incorporation and amended and restated bylaws include provisions that:
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require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

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specify that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, the chief executive officer or the president;

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establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

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provide that directors may be removed only for cause;

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provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

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establish that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms;

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specify that no stockholder is permitted to cumulate votes at any election of our board of directors; and

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require approval of the stockholders of at least 75% of the shares and a majority of the board of directors to amend certain of the above-mentioned provisions.

Exclusive Jurisdiction
Under the provisions of our Certificate of Incorporation and amended and restated bylaws, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our Certificate of Incorporation or amended and restated bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or amended and restated bylaws; or (v) any action asserting a claim against us governed by the internal affairs doctrine; provided that, if and only if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, then any such action may be brought in another state or federal court sitting in the State of Delaware. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our Certificate of Incorporation or amended and restated bylaws to be inapplicable or unenforceable in such action. Our amended and restated bylaws provide that if any part of the exclusive forum provision is held to be invalid, illegal or unenforceable, as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such part in any other circumstance and of the remaining parts of the exclusive forum provision and the application of such provision to other persons or entities and circumstances will not in any way be affected or impaired thereby.
Delaware Anti-Takeover Statute
We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:
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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in the payment of a premium over the market price for the shares of common stock held by our stockholders.
The provisions of Delaware law and our Certificate of Incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with common stock or preferred stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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the price at which the securities purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations.
Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Securities warrants will be issued in registered form only.
Each warrant will entitle its holder to purchase the number of shares of common stock or preferred stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.
After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.
Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of the warrants will not have any of the rights of holders of common stock or preferred stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the common stock or preferred stock purchasable upon exercise.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement or free writing prospectus relating to such subscription rights, and may differ from the terms described herein.
We may issue subscription rights to purchase our securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
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whether common stock, preferred stock or warrants for those securities will be offered under the stockholder subscription rights;

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the price, if any, for the subscription rights;

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the exercise price payable for each security upon the exercise of the subscription rights;

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the number of subscription rights issued to each stockholder;

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the number and terms of the securities which may be purchased per each subscription right;

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the extent to which the subscription rights are transferable;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

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if appropriate, a discussion of material U.S. federal income tax considerations; and

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS
The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units consisting of common stock, preferred stock, warrants, or subscription rights in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement that differ from those described below; and

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Warrants,” and “Description of Subscription Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, warrant, or subscription right included in each unit, as applicable.
Unit Agent
The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION
We may offer and sell the securities from time to time in one or more of the following transactions:
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to or through underwriters, brokers or dealers (acting as agent or principal);

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on The Nasdaq Capital Market, in the over-the-counter market or on any other national securities exchange on which our shares are then listed or traded;

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directly to one or more other purchasers;

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upon the exercise of rights distributed or issued to our security holders;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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in “at the market” offerings within the meanings of Rule 415(a)(4) under the Securities Act or through a market maker or into an existing market, on an exchange, or otherwise;

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directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

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in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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through the writing or settlement of options (including put or call options), whether the options are listed on an options exchange or otherwise;

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through agents on a best-efforts basis;

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through any other method permitted pursuant to applicable law; or

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otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:
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enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

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sell shares of common stock short and deliver the shares to close out short positions;

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enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

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loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

If we use any underwriter, we will provide a prospectus supplement that will name any underwriter involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:
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the purchase price of the securities and the proceeds we will receive from the sale of the securities;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

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any commissions allowed or paid to agents;

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any securities exchanges on which the securities may be listed;

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the method of distribution of the securities;

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the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

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any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices;

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at varying prices determined at the time of sale; or

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at negotiated prices.

Such sales may be effected:
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in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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in transactions in the over-the-counter market;

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in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

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through the writing of options; or

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through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters, dealers or agents.
The securities may be sold directly by us through agents designated by us, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us, as applicable, to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
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commercial and savings banks;

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insurance companies;

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pension funds;

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investment companies; and

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educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.
Any securities initially sold outside the U.S. may be resold in the U.S. through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.
We agreed to keep this prospectus effective until the date on which all registrable securities covered by this prospectus have been sold hereunder.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by our counsel, Reed Smith LLP, Palo Alto, California.
EXPERTS
The financial statements of the Company as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of RBSM LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.
This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.
We also maintain a website at https://jaguar.health, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.
INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:
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our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2023 filed on April 1, 2024 and amended on April 17, 2024;

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our definitive proxy statement and definitive additional materials, on Schedule 14A, relating to our Annual Meeting of Stockholders held on July 7, 2023, filed on May 31, 2023;

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our Current Reports on Form 8-K filed on February 16, 2024, March 1, 2024, March 8, 2024, March 21, 2024 and April 9, 2024; and

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the description of our common stock filed as Exhibit 4.26 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on April 3, 2020, including any amendment or report filed for the purpose of updating such description.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36714.
In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Jaguar Health, Inc., 200 Pine Street, Suite 400, San Francisco, CA, 94104 or call (415) 371-8300.
You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Up to $75,000,000
Shares of Common Stock
PROSPECTUS SUPPLEMENT
LADENBURG THALMANN
May 23, 2024